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                                                                     EXHIBIT 4.9

          NUMBER                                                SHARES
     ----------------                                      ----------------
                        [LOGO OF WAM!NET APPEARS HERE]
     ----------------                                      ----------------
INCORPORATED UNDER THE LAWS                            OF THE STATE OF MINNESOTA



     This Certifies that _______________________________________________________
is the registered holder of ____________________________________________________
Shares

           of Common Stock of WAM!NET INC. a Minnesota Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers

    this ________________ day                    of ____________ A.D. _____

__________________________________           ___________________________________
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For Value Received, _____________ hereby sell, assign and transfer unto _______
_______________________________________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated _______________________
           In presence of

                                   _____________________________________________

_________________________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.